                              PARTICIPATION AGREEMENT

                                  AMENDMENT NO. 1

This Amendment No 1 to the Participation Agreement and Schedule thereto is made as of December 14, 1998, by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement. Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Participation Agreement referred to below.

WHEREAS, the Trust, the Distributor and the Company entered into a Participation Agreement dated February 17, 1998; and

WHEREAS, the Trust, the Distributor and the Company desire to amend the notice provisions of the Participation Agreement, correct certain references to the Contract listed on Schedule 2 and add an additional Contract to Schedule 2.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Participation Agreement and Schedule, pursuant to the terms of the Participation Agreement, as follows:

1. Article XII of the Participation Agreement is hereby amended by replacing the individual listed to which any notice, request or consent to the Company shall be given with the following:

          Maura Murphy
          Senior Associate Counsel
          Sun Life Assurance Company of Canada (U.S.)
          One Sun Life Executive Park
          Wellesley  Hills, MA 02481

2. Schedule 2 of the Participation Agreement is hereby amended to correct information relating to the Futurity Contract and to add the Futurity II Contract as follows:

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                     SEC 1933 Act
 Policy Marketing    Registration        Contract Form       Annuity or Life
 Name                Number              Number
-------------------------------------------------------------------------------
 Futurity            333-3907            FUT-MVA-CONT-1      Annuity
-------------------------------------------------------------------------------
 Futurity  II        33-41628            RP-GR-CONT-98-1
                                         RP-IND-MVA-98-1
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IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Agreement and Schedule 2 thereto.



                    GOLDMAN SACHS VARIABLE INSURANCE TRUST
                         (Trust)



                    By:
                       -----------------------------------------
                         Name:     Michael J. Richman
                         Title:    Secretary

                    GOLDMAN, SACHS & CO.
                         (Distributor)



                    By:
                       -----------------------------------------
                         Name:     Valerie A. Zondorak
                         Title:    Vice President



               SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
                         (Company)



                    By:
                       -----------------------------------------
                         Name:     Robert K. Leach
                         Title:    Vice President, Retirement Products and
                                   Services Division